SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 27, 2004

Date of Report (Date of earliest event reported)

Proxim Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30993	52-2198231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

935 Stewart Drive
Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 731-2700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 5. Other Events.

Agreement to Convert Outstanding Indebtedness and Recapitalization

     On July 27, 2004, Proxim Corporation (“Proxim” or the “Company”) issued a press release announcing that the Company had entered into a Securities Purchase Agreement (the “Agreement”) with Warburg Pincus Private Equity VIII, L.P. (“Warburg”), BCP Capital, L.P., BCP Capital QPF, L.P. and BCP Capital Affiliates Fund LLC (collectively with Warburg, the “Investors”), dated as of July 27, 2004, pursuant to which the Investors have agreed to exchange $40 million in aggregate principal amount of the convertible promissory notes, plus approximately $9 million of accrued but unpaid interest, for shares of the Company’s Series B convertible preferred stock, in accordance with the existing terms and conditions of the secured promissory notes. The exchange relieves the Company of the need to retire the notes at their maturity on September 30, 2004.

     Also as part of the Agreement, Proxim will issue a $10 million secured promissory note to the Investors which will bear interest at 15 percent per annum from the date of issuance and become due on June 30, 2005 (the ‘Bridge Loan”). Proxim expects the proceeds from the Bridge Loan to provide working capital for ongoing business operations. If prior to June 25, 2005 Proxim closes a financing transaction with gross proceeds to the Company of $20 million or more through a sale of its common stock, warrants to purchase its common stock, or a combination of the two, all principal plus accrued interest on the Bridge Loan will be exchanged for shares of common stock and/or warrants to purchase common stock at the same price and upon the same terms and conditions offered to other investors in the transaction.

     Subject to the approval of Proxim’s stockholders, the Investors also have agreed to surrender all of their Series A convertible preferred stock, all of their Series B convertible preferred stock and all of their warrants to purchase the common stock of the Company in exchange for an aggregate of 164,000,000 shares of common stock and 400,000 shares of newly-issued Series C preferred stock (the “Exchange”).

     Pursuant to Nasdaq Marketplace Rule 4350(i), Proxim must obtain the approval of its stockholders to issue the shares of common stock contemplated in the Exchange. Marketplace Rule 4350(i) requires stockholder approval prior to the Exchange because the common stock issued in the exchange would equal more than 20% of the Company’s common stock, and, based on the price per share attributable on an as-converted basis to the Company’s August 2002 Series A preferred stock financing and December 2003 note financing, would be sold at a per share price lower than the greater of the book or market value of our common stock as of the date of the Agreement. Proxim has agreed to call a special meeting of stockholders to approve the Exchange as promptly as practicable following the closing of the Bridge Loan financing.

     The Series C preferred stock to be issued to the Investors in the Exchange will be mandatorily redeemable and nonvoting securities and will not be convertible into common stock. The initial liquidation preference for the shares of Series C preferred stock will be $100.00 per share, or $40 million in the aggregate. The liquidation preference will accrete at 8.75% per annum, compounded quarterly, through the eighth anniversary of the date on which Proxim will first issue shares of our Series C preferred stock (the “Series C Original Issue Date”). The liquidation preference is generally subject to adjustment in the event Proxim undertakes a business combination or other extraordinary transaction, or Proxim is liquidated or dissolved. In the event of a Change of Control transaction or a Material Asset Sale (each as described in Exhibit 2.1 hereto) after the Series C Original Issue Date, the liquidation preference will automatically increase to include eight full years of accretion at 8.75% per annum, or approximately $80 million.

     On the eighth anniversary of the Series C Original Issue Date, Proxim will be required to redeem all outstanding shares of Series C preferred stock, if any, at a price per share in cash equal to the accreted liquidation preference at such date.

     At any time prior to the eighth anniversary of the Series C Original Issue Date, the Company will have the right at its option to redeem all outstanding shares of Series C preferred stock at a price per share in cash equal to the liquidation preference as if the Series C preferred stock had fully accreted through the eighth anniversary of the Series C Original Issue Date. Additionally, the Company will have the right at its option to redeem all outstanding shares of Series C preferred stock (i) at any time prior to, and including, the third anniversary of the Series C Original Issue Date at a price per share in cash equal to its then accreted liquidation preference, if the market price of the Company’s Common Stock has been higher than $2.25 for a period of forty-five (45) consecutive trading days prior to the date that notice of redemption is given to the Investors or (ii) at any time following the third anniversary of the Series C Original Issue Date at a price per share equal to its then accreted liquidation preference if the market price of the Company’s Common Stock has been higher than $2.00 for a period of forty-five (45) consecutive trading days prior to the date that notice of redemption is given to the Investors.

     As a result of the common stock issuance in the Exchange, Warburg Pincus will own approximately 49.45% of Proxim’s outstanding common stock and the BCP entities will own approximately 7.6% of Proxim’s outstanding common stock (excluding outstanding options and warrants to purchase common stock). The issuance of the Series C preferred stock will not impact the Investors’ beneficial ownership of Proxim because the Series C preferred stock will be nonvoting and is not convertible into common stock.

     Warburg Pincus has agreed that, in the event that it and any of its affiliates own more than 49% of the issued and outstanding voting securities of Proxim at any time from the date of the closing of the Exchange until July 27, 2008, Warburg Pincus and its affiliates (i) shall be entitled to vote (or take action by written consent in respect of) not more than forty-nine percent (49%) of the issued and outstanding shares of voting stock of the Company and (ii) Warburg Pincus and its affiliates will abstain from voting any shares in excess of 49% of the voting stock of the Company; provided, however, that Warburg and its Affiliates shall be entitled to vote (or take action by written consent in respect of) all shares of voting stock owned by it or its affiliates in connection with any vote to approve certain amendments to the Company’s certificate of incorporation contemplated by the Agreement.

     The consummation of the transactions contemplated by the Agreement is contingent upon customary closing conditions and, as noted, the consummation of the Exchange is contingent upon approval by Proxim’s stockholders. If the closing conditions specified in the Agreement are not satisfied or waived, or if Proxim is unable to close the Bridge Loan or to secure alternative financing, Proxim may not have sufficient funds or commitments available to satisfy its obligations in connection with its working capital needs.

     The Agreement, including exhibits, is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The press release announcing the transactions contemplated by the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing descriptions of such documents are qualified in their entirety by reference to Exhibit 2.1 and Exhibit 99.1.

Changes to Management

     Proxim Corporation’s July 27, 2004 press releases also announced certain changes to the Company’s management. The full text of the press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference to this Item 5.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits

2.1	Securities Purchase Agreement, dated as of July 27, 2004, by and among Proxim Corporation, Warburg Pincus Private Equity VIII, L.P., BCP Capital, L.P., BCP Capital QPF, L.P. and BCP Capital Affiliates Fund LLC.

99.1	Press release, dated July 27, 2004, entitled “Proxim Corporation Announces Agreement for Debt Conversion and Bridge Loan.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM CORPORATION (Registrant)
Dated: July 30, 2004
	By:	/s/ Michael D. Angel
Michael D. Angel
Executive Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Securities Purchase Agreement, dated as of July 27, 2004, by and among Proxim Corporation, Warburg Pincus Private Equity VIII, L.P., BCP Capital, L.P., BCP Capital QPF, L.P. and BCP Capital Affiliates Fund LLC.

99.1	Press release, dated July 27, 2004, entitled “Proxim Corporation Announces Agreement for Debt Conversion and Bridge Loan.”